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                                                                     EXHIBIT 1.3

                 CAPITAL AUTO RECEIVABLES ASSET TRUST     -SN[1]
                                                     -----
           [CLASS A-1, CLASS A-2 AND CLASS A-3 NOTES AND CERTIFICATES]

                         CAPITAL AUTO RECEIVABLES, INC.

                                    (SELLER)

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                   (SERVICER)

                         FORM OF UNDERWRITING AGREEMENT

                              ------------ --, ----



----------------------------

----------------------------

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As Representative[s] of the several Underwriters

Dear Ladies and Gentlemen:

         1. Introductory. Capital Auto Receivables, Inc., a Delaware corporation
(the "Seller"), proposes to sell $                aggregate principal amount of
[Class A-1 Asset Backed Notes], $                aggregate principal amount of
[Class A-2, Asset Backed Notes] $                aggregate principal amount of
[Class A-3, Asset Backed Notes] (collectively, the "Notes") [and $
aggregate certificate balance of Asset Backed Certificates (the "Certificates", and together with the Notes, the "Securities") of Capital Auto Receivables Asset
Trust      SN (the "Trust"). [The Trust is also issuing, concurrently with the
Notes, $              aggregate principal amount of Class A-1 Asset Backed Notes
(the "Class A-1 Notes") and $               aggregate principal amount of
Certificates (the "Certificates"). Neither the Class A-1 Notes nor the Certificates are being publicly offered.] The assets of the Trust will include, among other things, a pool of non-recourse secured notes owned by General Motors Acceptance Corporation ("GMAC") and secured by new and used General Motors ("GM") automobiles and light trucks and the related leases (the "Secured Notes")
and certain monies received thereunder on and after             ,      (the
"Cutoff Date"). The Secured Notes will be transferred to the Trust by the Seller and serviced by GMAC, as secured note servicer (the "Servicer") pursuant to the
Secured Note Trust Sale and Servicing Agreement, dated as of                 ,
    , between the Seller, the Servicer and the Trust (the "Secured Note Trust Sale and Servicing Agreement")). The aggregate secured note value of the Secured Notes as of the

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Cutoff Date will be $                . The Notes will be issued
pursuant to an Indenture, to be dated as of              ,      (as amended from
time to time, the "Secured Note Indenture"), between the Trust and
                    , as trustee (the "Indenture Trustee"). The Certificates
will be issued pursuant to a Trust Agreement, dated as of                    ,
     (as amended from time to time, the "Secured Note Trust Agreement"), between
the Seller and                        , as trustee, acting thereunder not in its
individual capacity but solely as trustee of the Trust (the "Owner Trustee"). The Securities will be sold by the Seller to the underwriters named in Schedule I.

         2. Representations and Warranties of the Seller. The Seller represents and warrants to, and agrees with, the several underwriters named in
Schedule I (the "Underwriters") that:

         (a) The Seller has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-93431), including a prospectus and form of prospectus supplement, on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of the Securities (which are issuable in series and classes thereof), which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. Central Originating Lease Trust ("COLT") has filed with the Commission a registration statement (No. 333-93431-01) on Form S-1 for the registration under the Act of the Secured Notes, which registration statement has become effective, and a copy of which, as amended to the date hereof has been delivered to the Underwriter. The Seller proposes to file with the Commission pursuant to Rule [424(b)] under the rules and regulations of the Commission under the Act (the "Rules and Regulations") a
                  final supplement dated                 ,      (the
                  "Prospectus Supplement"), to the prospectus dated
                                  ,      (the "Basic Prospectus"), relating to
                  the Securities and the method of distribution thereof. These combined registration statements, including exhibits thereto, are called the "Registration Statement," and the Basic Prospectus and the Prospectus Supplement, together with any amendments thereof or supplements thereto authorized by the Seller prior to the Closing Date (as defined below) for use in connection with the offering of the Securities, are called the "Prospectus."

         (b) The Registration Statement has become effective, and the Registration Statement as of its effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the Rules and Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this



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                  representation and warranty does not apply to[: (i)]
                  statements in or omissions from the Registration Statement or the Prospectus made in reliance on and in conformity with written information furnished to the Seller by or on behalf of the Underwriters expressly for use in connection with the preparation of the Registration Statement or the Prospectus; or (ii) the information contained in or omitted from the Registration Statement or the Prospectus relating to and including the table entitled "Percent of Class A-1 Note Balance Outstanding to Maturity" included in the section of the Prospectus Supplement captioned "Weighted Average Life of the Securities" (the "ABS Table").] As of the Closing Date, the representations and warranties of the Seller in the Secured Note Trust Sale and Servicing Agreement and the Secured Note Trust Agreement will be true and correct in all material respects.

         (c) This Agreement has been duly authorized, executed and delivered by the Seller.

         3. Purchase, Sale and Delivery of the Securities. Each Underwriter executing this Agreement on its own behalf and as Representative of the several Underwriters (the "Representative[s]") hereby represents and warrants to the Seller that it has been authorized by the other Underwriters to execute this Agreement on their behalf. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Seller agrees to sell to the Underwriters, and the Underwriters agree severally and not jointly, to purchase from the Seller, the respective principal amount of each series or class of Securities set forth opposite the names of the Underwriters on Schedule I. The Securities are to be purchased at the purchase price set forth on Schedule II, plus accrued interest to the extent set forth in such Schedule.

         The Seller will deliver the Securities to the Representative[s] for the account of the Underwriters against payment of the purchase price in immediately available funds, at the offices of General Motors Acceptance Corporation 3031 West Grand Boulevard, New Center One, Detroit, Michigan 48202, on
  ,      at 10:00 a.m. (New York City time), or at such other time not later than seven business days thereafter as the Representative[s] and the Seller determine, such time being referred to as the "Closing Date." The Securities so to be delivered will be initially represented by Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of DTC and participating members thereof. Definitive Securities will be available only under limited circumstances.

         4.       Offering by Underwriters [;Covenants of the Underwriters].

[(a.)]                 It is understood that the Underwriters propose to offer
                  the Securities for sale to the public (which may include selected dealers) as set forth in the Prospectus. The Underwriters agree that all such offers and sales by the Underwriters will be made in compliance with all applicable laws and regulations.



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b.       As of the date hereof and as of the Closing Date, the Underwriters have and will have complied with all of their obligations hereunder, including, without limitation, Section 4(c) with respect to Computational Materials, ABS Term Sheets, Structural Term Sheets or Collateral Term Sheets (each as defined below, and, collectively, the "Term Sheet Materials"). All Computational Materials provided by the Representatives to the Seller pursuant to Section 4(c), are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials). The Term Sheet Materials provided by the Representative[s] to the Seller are attached as Schedule III and constitute a complete set of all Term Sheet Materials delivered by the Underwriters to prospective investors that are required to be filed with the Commission.

c. The Underwriters may prepare and provide to prospective investors Term Sheet Materials in connection with the offering of the Notes, subject to the following conditions to be satisfied by the Underwriters:

                           (i) In connection with the use of Computational
                  Materials, the Underwriters shall comply with all applicable requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, Structural Term Sheets or Collateral Term Sheets, the Underwriters shall comply with all applicable requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

                           (ii) For purposes hereof, "Computational Materials"
                  as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter, "ABS Term Sheets," "Structural Term Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets, Structural Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

                           (iii)(A) All Term Sheet Materials provided to
                  prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend including substantially the following statement:







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                           "NEITHER THE ISSUER OF THE NOTES NOR ANY OF ITS
                           AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION
                           HEREIN. THE INFORMATION HEREIN IS PRELIMINARY AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

                           (B) The Seller shall have the right to require
                  additional specific legends or notations to appear on any Term Sheet Materials, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing,
                  Section 4(c)(iii)(A) shall be deemed satisfied if all Term Sheet Materials referred to therein bear a legend in a form previously approved in writing by the Seller.

                           (iv) The Underwriters shall provide the Seller with
                  representative forms of all Term Sheet Materials prior to their first use, to the extent such forms have not previously been approved by the Seller for use by the Underwriters. The Underwriters shall provide to the Seller, for filing on Form 8-K as provided in Section 5(k), copies (in such format as required by the Seller) of all Term Sheet Materials that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriters may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Term Sheet Materials described in this Section 4(c)(iv) must be provided to the Seller not later than 10:00 a.m., New York City time, one business day before filing thereof is required pursuant to the terms of this Agreement. The Underwriters agree that it will not provide to any investor or prospective investor in the Notes any Term Sheet Materials on or after the day on which Term Sheet Materials are required to be provided to the Seller pursuant to this Section 4(c)(iv) (other than copies of Term Sheet Materials previously submitted to the Seller in accordance with this Section 4(c)(iv) for filing pursuant to
                  Section 5(k)), unless such Term Sheet Materials are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                           (v) All information included in the Computational
                  Materials shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials may include information based on alternative methodologies or assumptions if specified therein.

                           (vi) The Seller shall not be obligated to file any
                  Term Sheet Materials that have been determined to contain any material error or omission; provided, however, that, at the request of the Underwriters, the Seller shall file Term Sheet Materials that contain a material error or omission if clearly marked "superseded by materials dated
                                    " and accompanied by corrected Term Sheet
                  Materials that are marked "material previously dated         ,
                  as corrected". If, within the period during

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                  which the Prospectus relating to the Notes is required to be delivered under the Act, any Term Sheet Materials delivered by the Underwriters are determined, in the reasonable judgment of the Seller or the Underwriters, to contain a material error or omission, the Underwriters shall prepare a corrected version of such Term Sheet Materials, shall circulate such corrected Term Sheet Materials to all recipients of the prior versions thereof that either indicated orally to the Underwriters they would purchase all or any portion of the Notes or actually purchased all or any portion thereof, and shall deliver copies of such corrected Term Sheet Materials (marked, "as corrected") to the Seller for filing with the Commission in a subsequent Form 8-K submission (subject to the Seller's obtaining an accountant's comfort letter in respect of such corrected Term Sheet Materials, which shall be at the expense of the Underwriters).

                           (vii) If the Underwriters do not provide any Term
                  Sheet Materials to the Seller pursuant to Section 4(c)(iv) above, such Underwriters shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of Notes that is required to be filed with the Commission in accordance with the No-Action Letters.

                           (viii) In the event of any delay in the delivery by
                  the Underwriters to the Seller of all Term Sheet Materials required to be delivered in accordance with Section 4(c)(iv) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5(k), the Seller shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions, in each case as necessary in order to allow the Seller to comply with its agreement set forth in Section 5(k) to file the Term Sheet Materials by the time specified therein. The Underwriters hereby represent that the only Term Sheet Materials provided to any prospective investors is attached as Schedule III.

d. The Underwriters each severally represent that it has in place, and covenants that it shall maintain, internal controls and procedures that it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Term Sheet Materials in connection with the offering of the Notes. The Underwriters each severally further represent and warrant that, if and to the extent it provided any prospective investors with any Term Sheet Materials prior to the date hereof in connection with the offering of the Notes, all of the conditions set forth in Section 4(c) above have been satisfied with respect thereto.]

         5. Covenants of the Seller. The Seller covenants and agrees with the Underwriters:

         (a) To furnish the Representative[s], without charge, a copy of the Registration Statement, including exhibits, and during the period mentioned in Section 5 (d)

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                  below, as many copies of the preliminary prospectus and the
                  Prospectus and any supplements and amendments thereto as the Representative may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, to furnish the Representative[s] a copy of each such proposed amendment or supplement thereto.

         (c) The Seller will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b)(5) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

         (d) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Representative[s] the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Representative[s], either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

         (e) To take such action for the qualification or exemption of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative[s] shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification or exemption and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Representative[s] may designate. Thereafter, until all of the Securities have been retired, the Seller will arrange for the filing and making of, and will pay all fees applicable to, such statements and reports and renewals of registration necessary in order to continue to qualify or exempt the Securities for secondary market transactions in the various jurisdictions in which the Securities were originally registered or exempted for sale.

         (f) For a period from the date of this Agreement until the retirement of the Securities, or until such time as one Underwriter shall cease to maintain a secondary market in the Securities, whichever first occurs, to deliver to the Representative[s] the annual statement of compliance delivered to the Indenture Trustee and the Owner Trustee pursuant to the Secured Note Trust Sale and Servicing Agreement and the annual independent auditor's servicing report furnished to the Indenture Trustee and the Owner Trustee pursuant to the Secured Note Trust Sale and Servicing Agreement, as soon as such statements are furnished to the Indenture Trustee and the Owner Trustee.




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         (g)      So long as any of the Securities are outstanding, to furnish to the Representative[s] (i) as soon as available, a copy of each report of the Seller filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or mailed to Securityholders, and (ii) from time to time, such other information concerning the Seller as the Representative may reasonably request.

         (h) If the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to
                  Section 9, the Seller will pay or cause to be paid all expenses incident to the performance of the Seller's obligations under this Agreement, and will pay or cause to be paid or will reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification or exemption of the Securities for offer and sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representative[s] has reasonably requested pursuant to Section 5 (e) and the printing of memoranda relating thereto, for any fees charged by statistical rating agencies for the rating of the Securities and for expenses incurred in printing and distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

         (i) To the extent, if any, that, on or prior to the Closing Date, a rating that is necessary to satisfy the condition set forth in Section 6(j) of this Agreement is conditional upon the furnishing of documents or the taking of other actions by the Seller, the Seller shall furnish such documents and take such other actions.

         (j) If, during the period after the Closing Date in which a prospectus relating to the Securities is required to be delivered under the Act, the Seller receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Securities is in effect, the Seller will advise the Representative[s] of the issuance of such stop order.

         [k The Seller shall file the Term Sheet Materials, if any, provided to it by the Underwriters under Section 4(c)(iv) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m., New York City time, on the day the Prospectus is delivered to the Underwriters; provided, however, that prior to such filing of the Term Sheet Materials by the Seller, the Underwriters must comply with its obligations pursuant to
                  Section 4(c) and the Seller must receive a letter from Deloitte & Touche LLP, certified public accountants, satisfactory in form and substance to the Seller and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Seller, as a result of which they determined that all information that is included in the Term Sheet Materials, if any, provided by the Underwriters to the Seller for filing



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          on Form 8-K, as provided in Section 4(c) and this Section 5(k), is accurate except as to such matters that are not deemed by the Seller to be material. The foregoing letter as it relates to the Computational Materials shall be at the expense of the Underwriters. The Seller shall file any corrected Computational Materials described in Section 4(c)(vi) as soon as practicable following receipt thereof.]

     6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the following conditions:

     (a) The Representative shall have received a letter dated as of the date hereof, of Deloitte & Touche LLP in a form and substance satisfactory to the Representative.

     (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Seller and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Representative shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Seller, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

     (c) The Representative shall have received on the Closing Date an opinion of the Assistant General Counsel of GMAC, dated the Closing Date, substantially to the effect set forth in Exhibit A.

     (d) The Representative shall have received on the Closing Date an opinion of Mayer, Brown & Platt, special counsel of the Seller, dated the Closing Date, substantially to the effect set forth in Exhibit B.

     (e) The Representative shall have received on the Closing Date an opinion of Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, substantially to the effect set forth in Exhibit C.

     (f) The Representative shall have received a certificate signed by an executive officer or officers of the Seller, dated the Closing Date, in which such officer or officers, to the best of his or their knowledge after reasonable investigation, shall state that the representations and warranties of the Seller in this Agreement, the Secured Note Trust Agreement and the Secured Note Trust Sale and Servicing Agreement are true and correct and that the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or before the Closing Date.


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     (g)  On or prior to the Closing Date, the Seller shall not offer, sell, contract to sell or otherwise dispose of any additional similar asset backed securities secured by secured notes without the Representative['s] prior written consent.

     (h) The Representative shall have received on the Closing Date an opinion of Mayer, Brown & Platt, special counsel to the Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Representative[s], (i) with respect to the characterization of the transfer of the Secured Notes by GMAC to the Seller as a sale and (ii) concluding that neither the issue and delivery of the Securities, nor the consummation of the transactions contemplated by the Secured Note Trust Sale and Servicing Agreement, the Secured Note Pooling and
          Servicing Agreement, dated as of              ,     , between the
          Servicer and the Seller, the Secured Note Trust Agreement or the
          Secured Note Administration Agreement, dated as of              ,
               , between the Servicer, the Owner Trustee and the Indenture Trustee, nor the fulfillment of the terms thereof, conflicts with, or results in any breach of any terms and provisions of, or constitutes (with or without notice or lapse of time) a default under, or results in the creation of any lien, charge or encumbrance upon any of the property or assets of the Seller or the Servicer pursuant to the terms of, any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller or the Servicer is subject.

     (i) Each series or class of Securities shall have been given a rating by Standard & Poor's Ratings Services ("S&P") and/or Moody's Investors Service, Inc. ("Moody's") that is at least the rating required for such series or class of Securities as set forth in the Prospectus Supplement.

     The Seller will furnish the Representative[s] with conformed copies of such opinions, certificates, letters and documents as the Representative[s] reasonably requests.

     7. Indemnification. The Seller agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in Section 5 (d) and as amended or supplemented if the Seller shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission [(i)] in reliance upon and in conformity with information furnished in writing to the Seller by the Representative or any Underwriter expressly for use therein, or [(ii)] in reliance upon information relating to the ABS Table.


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     Each Underwriter agrees to indemnify and hold harmless the Seller, its directors, its officers who sign the Registration Statement and any person controlling the Seller to the same extent as the foregoing indemnity from the Seller to such Underwriter, but only with reference to information relating to such Underwriter or such Underwriter's offer or sale of the Securities pursuant to this Agreement furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary Prospectus or the Prospectus; except insofar as any losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission in reliance upon information relating to and including the ABS Table.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representative[s] in the case of parties indemnified pursuant to the second preceding paragraph and by the Seller in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in this Section 7 is unavailable to an indemnified party under the second or third preceding paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Seller on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Seller on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Seller and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7 to indemnify and contribute are several in proportion to their respective underwriting obligations and not joint.

     The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Seller in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Seller, its directors or officers or any person controlling the Seller, and
(iii) acceptance of and payment for any of the Securities.

     8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I that bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Trust or the Seller. In the event of a default by any Underwriter as set forth in this
Section 8, the Closing Date shall be postponed for such period, not exceeding seven business days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Seller and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     9. Termination. If this Agreement shall be terminated by the Representative[s] because of any failure or refusal on the part of the Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Seller shall be unable to perform its obligations under this Agreement, the Seller will reimburse the Underwriters for all reasonable out-of pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with the offering of the Securities.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Seller or any of their officers or directors or any controlling persons, and will survive delivery of and payment for the Securities.

     11. Notices. All communications hereunder will be in writing, and, if sent to the Representative[s] of the Underwriters will be mailed, delivered or sent by facsimile transmission and confirmed to the Representative[s] at
                                       , Attention:                , facsimile
               [and               ; Attention:                     , facsimile
               ] or if sent to the Seller will be mailed, delivered or sent by facsimile transmission and confirmed to it at 3031 West Grand Boulevard, Suite 695, Detroit, Michigan 48202; Attention: Vice President, facsimile (313) 974-0533.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Seller and you in accordance with its terms.

                                             Very truly yours,

                                             CAPITAL AUTO RECEIVABLES, INC.



                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by the undersigned acting on their own behalf and as Representative[s] of the several Underwriters.


By:
   --------------------------------------
     Name:
          -------------------------------
     Title:
          -------------------------------



By:
   --------------------------------------
     Name:
          -------------------------------
     Title:
           ------------------------------

                                   SCHEDULE I

                                           Principal Amount to be Purchased
                             -------------------------------------------------------------
UNDERWRITERS               Class A-1 Notes          Class A-2 Notes          Class A-3 Notes
------------               ---------------          ---------------          ---------------
                      $                         $                        $





                      $                         $                        $
                           ---------------          ---------------          ---------------
     Total
                           ===============          ===============          ===============

                                   SCHEDULE II





      Security                Interest Rate               Purchase Price
--------------------          -------------               --------------

                                              %         $
Class A-1 Notes            -------------------           -------------------
                                              %         $
Class A-2 Notes            -------------------           -------------------
                                              %         $
Class A-3 Notes            -------------------           -------------------

                                  SCHEDULE III



          THE TERM SHEET DISTRIBUTED TO PROSPECTIVE PURCHASERS FOLLOWS